EXHIBIT 99.1

FOR IMMEDIATE RELEASE
May 20, 2014
Contact: Investor Inquiries:
Casey Farrell, ViewPoint Financial Group, Inc.
972-801-5871/shareholderrelations@viewpointfinancialgroup.com

Media Inquiries:
Mary Rische, ViewPoint Bank
972-509-2020 Ex. 7331/mary.rische@viewpointbank.com

LegacyTexas Group, Inc.'s Shareholders Overwhelmingly Approve Merger Agreement with ViewPoint Financial Group, Inc.

PLANO, Texas, May 20, 2014 -- ViewPoint Financial Group, Inc. ("ViewPoint") (NASDAQ: VPFG) and LegacyTexas Group, Inc. ("LegacyTexas") announced today that on May 19, 2014, LegacyTexas’ shareholders overwhelmingly approved the merger agreement by and between ViewPoint and LegacyTexas.
The merger is subject to regulatory approvals and customary closing conditions.

About ViewPoint Financial Group, Inc.

ViewPoint Financial Group, Inc. is the holding company for ViewPoint Bank, N.A. ViewPoint Bank, N.A. operates 31 banking offices in the Dallas/Fort Worth metropolitan area, including two First National Bank of Jacksboro locations in Jack and Wise Counties. For more information, please visit www.viewpointbank.com or www.viewpointfinancialgroup.com.
About LegacyTexas Group, Inc.

LegacyTexas Group, Inc. is the holding company for LegacyTexas Bank, headquartered in Plano, Texas. LegacyTexas Bank operates 20 branches in the Dallas/Fort Worth metropolitan area. Additionally, LegacyTexas Bank operates insurance and title company businesses. For more information, please visit www.legacytexasbank.com.
When used in filings by ViewPoint Financial Group, Inc. (“ViewPoint”) with the Securities and Exchange Commission (the “SEC”) in ViewPoint’s press releases or other public or shareholder communications, and in oral statements made with the approval of an authorized executive officer, the words or phrases “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “project,” “intends” or similar expressions are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical earnings and those presently anticipated or projected, including, among other things: the expected cost savings, synergies and other financial benefits from the ViewPoint-LegacyTexas merger (the “Merger”) might not be realized within the expected time frames or at all and costs or difficulties relating to integration matters might be greater than expected; the requisite regulatory approvals might not be obtained or other conditions to completion of the merger set forth in the merger agreement might not be satisfied or waived; changes in economic conditions; legislative changes; changes in policies by regulatory agencies; fluctuations in interest rates; the risks of lending and investing activities, including changes in the level and direction of loan delinquencies and write-offs and changes in estimates of the adequacy of the allowance for loan losses; ViewPoint’s ability to access cost-effective funding; fluctuations in real estate values and both residential and commercial real estate market conditions; demand for loans and deposits in ViewPoint’s market area; the industry-wide decline in mortgage production; competition; changes in management’s business strategies and other factors set forth in ViewPoint’s filings with the SEC.

ViewPoint does not undertake - and specifically declines any obligation - to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.
This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. ViewPoint has filed with the SEC a registration statement on Form S-4, which was declared effective by the SEC on April 9, 2014. The registration statement includes a proxy statement/prospectus, which was mailed in definitive form to the shareholders of LegacyTexas on April 15, 2014. INVESTORS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND ANY OTHER DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE MERGER BECAUSE THEY CONTAIN, OR WILL CONTAIN, IMPORTANT INFORMATION ABOUT LEGACYTEXAS, VIEWPOINT AND THE MERGER. Investors may obtain these documents free of charge at the SEC’s website (www.sec.gov). In addition, documents filed with the SEC by ViewPoint are available free of charge by accessing ViewPoint’s website (www.viewpointfinancialgroup.com, under “SEC Filings”) or by contacting Casey Farrell at (972) 801-5871.